Exhibit 99.1

2015 first fiscal quarter earnings	February 5, 2015
Press release

Press Release

Nuance Announces First Quarter Fiscal 2015 Results

Revenue and EPS Exceed Targets as Company Sustains Growth
in Recurring Revenue, Operating Cash Flow and Deferred Revenue

BURLINGTON, Mass., February 5, 2015 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter fiscal 2015, ended December 31, 2014.

In the first quarter of fiscal 2015, Nuance reported GAAP revenue of $474.0 million, up 0.9% from $470.0 million in the first quarter of fiscal 2014.  Nuance reported non‑GAAP revenue of $489.0 million, which includes $15.0 million of revenue lost to accounting treatment in conjunction with acquisitions, compared to $490.1 million in the first quarter of fiscal 2014. In the first quarter of fiscal 2015, Nuance reported net new bookings of $303.8 million, compared to $321.5 million in the first quarter of fiscal 2014.

In the first quarter of fiscal 2015, Nuance recognized GAAP net loss of $(50.5) million, or $(0.16) per share, compared to GAAP net loss of $(55.4) million, or $(0.18) per share, in the first quarter of fiscal 2014. In the first quarter of fiscal 2015, Nuance reported non-GAAP net income of $82.0 million, or $0.25 per diluted share, up from non-GAAP net income of $76.6 million, or $0.24 per diluted share, in the first quarter of fiscal 2014. Nuance’s first quarter fiscal 2015 non‑GAAP operating margin was 22.0%, up from 21.6% in the first quarter of fiscal 2014. Nuance reported cash flow from operations of $95.7 million in the first quarter of fiscal 2015, up 22.4% from $78.2 million in the first quarter of fiscal 2014. Nuance ended the first quarter of fiscal 2015 with $621.1 million in total deferred revenue, up 28.2% from $484.3 million at the end of the first quarter of fiscal 2014. Nuance ended the first quarter of fiscal 2015 with $606.1 million in cash, cash equivalents and marketable securities.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

“First quarter revenue and EPS exceeded our targets. First quarter recurring revenues represented 66% of total revenue, up 3 percentage points from last year’s first quarter, while we continue to transition our revenue model toward more stable, predictable recurring revenue streams. Our recurring revenues continue to benefit the business as we sustained growth in deferred revenue and operating cash flow and delivered our second consecutive quarter of year-over-year improvement in EPS and operating margin,” said Tom Beaudoin, Nuance CFO.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Highlights from the Quarter

•
Healthcare - For Nuance’s healthcare solutions, first quarter fiscal 2015 non-GAAP revenue was $231.0 million. Key customers in the quarter included Catholic Health Systems, Centura Health, Children’s Hospital of Orange County, Hamad Medical Center, Maine Medical, OA Centers for Orthopaedics, Universal Health Services, University of Florida Shands Hospital, University of South Alabama, University of Texas MD Anderson Cancer Center, US Veteran’s Administration, and Vidant Health.

•
Mobile & Consumer - For Nuance’s mobile and consumer solutions, first quarter fiscal 2015 non-GAAP revenue was $107.3 million. Key customers and OEM design wins in the quarter included BMW, Bosch, ChuangZu, DoCoMo, Ford, Fujitsu, Harman, Honda, Huawei, LG, Mahindra, Mitac, Motorola, Optus, Panasonic, Peugeot, Pioneer, Renault, Samsung, Subaru, Thales, Vivo, and ZTE.

•
Enterprise - For Nuance’s enterprise solutions, first quarter fiscal 2015 non-GAAP revenue was $90.6 million. Key customers in the quarter included Barclays, Citigroup, Delta Airlines, Deutsche Telekom, Ford, Jetstar, Metro PCS, Moshi Moshi, PayPal, Scotia Bank, SK Telecom, Telecom Italia, Verizon Wireless, Vodafone, and Westpac Bank.

•
Imaging - For Nuance’s document imaging solutions, first quarter fiscal 2015 non‑GAAP revenue was $60.1 million. Key customers in the quarter included City of Denver, Connolly, DLA Piper, Hyland, Stikeman Elliott, Swiss Post, Telecom Italia, US Department of Veteran’s Affairs, and ZKB Zurcher Kantonal Bank.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, February 5, 2015 at 5:00 pm EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing (800) 288-8975 or (612) 288-0329 at least five minutes prior to the call and referencing code 352003. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 352003.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for our existing and future products; economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; the effects of competition, including pricing pressure; possible defects in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

30, 2014 and our quarterly reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non--GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non--GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2014 and 2013, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Notable Solutions, Quantim and Equitrac for the three months ended December 31, 2014 that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense while costs for the extension of the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives, gains or losses on non-controlling strategic equity interests are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Contact Information

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Financial Tables Follow

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended December 31,
	2014	2013

Revenues:
Product and licensing	$169,688	$178,437
Professional services and hosting	226,170	218,135
Maintenance and support	78,161	73,408
Total revenues	474,019	469,980

Cost of revenues:
Product and licensing	23,970	25,438
Professional services and hosting	157,243	154,580
Maintenance and support	14,041	12,608
Amortization of intangible assets	15,131	15,194
Total cost of revenues	210,385	207,820

Gross profit	263,634	262,160

Operating expenses:
Research and development	82,567	80,470
Sales and marketing	111,250	118,906
General and administrative	50,567	44,476
Amortization of intangible assets	26,827	27,472
Acquisition-related cost, net	4,756	2,798
Restructuring and other charges, net	2,228	3,837
Total operating expenses	278,195	277,959

Loss from operations	(14,561)	(15,799)
Other expense, net	(30,120)	(36,636)
Loss before income taxes	(44,681)	(52,435)
Provision for income taxes	5,814	2,978
Net loss	$(50,495)	$(55,413)

Net loss per share:
Basic	$(0.16)	$(0.18)
Diluted	$(0.16)	$(0.18)

Weighted average common shares outstanding:
Basic	321,751	314,818
Diluted	321,751	314,818

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31, 2014	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$517,842	$547,230
Marketable securities	61,327	40,974
Accounts receivable, net	416,249	428,266
Prepaid expenses and other current assets	159,449	148,030
Total current assets	1,154,867	1,164,500

Marketable securities	26,977	—
Land, building and equipment, net	191,350	191,411
Goodwill	3,390,709	3,410,893
Intangible assets, net	871,556	915,483
Other assets	150,719	137,997
Total assets	$5,786,178	$5,820,284

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,834	$4,834
Contingent and deferred acquisition payments	8,397	35,911
Accounts payable and accrued expenses	246,548	303,039
Deferred revenue	342,488	298,225
Total current liabilities	602,267	642,009

Long-term debt	2,132,507	2,127,392
Deferred revenue, net of current portion	278,616	249,879
Other liabilities	216,563	219,012
Total liabilities	3,229,953	3,238,292

Stockholders' equity	2,556,225	2,581,992
Total liabilities and stockholders' equity	$5,786,178	$5,820,284

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended
	December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(50,495)	$(55,413)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,173	55,109
Stock-based compensation	47,354	47,239
Non-cash interest expense	7,379	9,661
Deferred tax provision (benefit)	1,887	(1,612)
Other	(182)	(6,150)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	7,243	(6,532)
Prepaid expenses and other assets	(14,658)	(11,095)
Accounts payable	(2,559)	(28,032)
Accrued expenses and other liabilities	(36,226)	7,452
Deferred revenue	78,769	67,529
Net cash provided by operating activities	95,685	78,156
Cash flows from investing activities:
Capital expenditures	(16,937)	(14,166)
Payments for business and technology acquisitions, net of cash acquired	(8,132)	(99,496)
Purchases of marketable securities and other investments	(63,465)	(5,063)
Proceeds from sales and maturities of marketable securities and other investments	9,377	13,372
Net cash used in investing activities	(79,157)	(105,353)
Cash flows from financing activities:
Payments of debt	(1,209)	(1,307)
Payments for repurchases of common stock	—	(18,000)
Payments for settlement of share-based derivatives	(340)	(1,032)
Payments of other long-term liabilities	(695)	(904)
Proceeds from issuance of common stock from employee stock plans	177	1,188
Cash used to net share settle employee equity awards	(42,654)	(26,506)
Net cash used in financing activities	(44,721)	(46,561)
Effects of exchange rate changes on cash and cash equivalents	(1,195)	296
Net decrease in cash and cash equivalents	(29,388)	(73,462)
Cash and cash equivalents at beginning of period	547,230	808,118
Cash and cash equivalents at end of period	$517,842	$734,656

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2014	2013

GAAP revenue	$474,019	$469,980
Acquisition-related revenue adjustments: product and licensing	10,616	11,489
Acquisition-related revenue adjustments: professional services and hosting	3,796	7,659
Acquisition-related revenue adjustments: maintenance and support	599	917
Non-GAAP revenue	$489,030	$490,045

GAAP cost of revenue	$210,385	$207,820
Cost of revenue from amortization of intangible assets	(15,131)	(15,194)
Cost of revenue adjustments: product and licensing (1,2)	319	654
Cost of revenue adjustments: professional services and hosting (1,2)	(7,308)	(6,305)
Cost of revenue adjustments: maintenance and support (1,2)	(943)	(784)
Non-GAAP cost of revenue	$187,322	$186,191

GAAP gross profit	$263,634	$262,160
Gross profit adjustments	38,074	41,694
Non-GAAP gross profit	$301,708	$303,854

GAAP loss from operations	$(14,561)	$(15,799)
Gross profit adjustments	38,074	41,694
Research and development (1)	10,509	10,288
Sales and marketing (1)	12,534	15,244
General and administrative (1)	15,658	14,039
Amortization of intangible assets	26,827	27,472
Costs associated with IP collaboration agreements	2,938	4,937
Acquisition-related costs, net	4,756	2,798
Restructuring and other charges, net	2,228	3,837
Other	8,833	1,132
Non-GAAP income from operations	$107,796	$105,642

GAAP provision from income taxes	$5,814	$2,978
Non-cash taxes	(2,159)	1,677
Non-GAAP provision for income taxes	$3,655	$4,655

GAAP net loss	$(50,495)	$(55,413)
Acquisition-related adjustment - revenue (2)	15,011	20,065
Acquisition-related adjustment - cost of revenue (2)	(721)	(1,233)
Acquisition-related costs, net	4,756	2,798
Cost of revenue from amortization of intangible assets	15,131	15,194
Amortization of intangible assets	26,827	27,472
Restructuring and other charges, net	2,228	3,837
Non-cash stock-based compensation (1)	47,354	47,239
Non-cash interest expense	7,379	9,661
Non-cash income taxes	2,159	(1,677)
Costs associated with IP collaboration agreements	2,938	4,937
Change in fair value of share-based instruments	561	4,150
Other	8,833	(383)
Non-GAAP net income	$81,961	$76,647

Non-GAAP diluted net income per share	$0.25	$0.24

Diluted weighted average common shares outstanding	328,688	317,462

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended December 31,
	2014	2013

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$87	$265
Cost of professional services and hosting	7,623	6,619
Cost of maintenance and support	943	784
Research and development	10,509	10,288
Sales and marketing	12,534	15,244
General and administrative	15,658	14,039
Total	$47,354	$47,239

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$15,011	$20,065
Cost of product and licensing	(406)	(919)
Cost of professional services and hosting	(315)	(314)
Total	$14,290	$18,832

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$470.0	$475.7	$475.5	$502.3	$1,923.5	$474.0
Adjustment	$20.1	$14.3	$11.3	$17.9	$63.6	$15.0
Non-GAAP Revenue	$490.1	$490.0	$486.8	$520.3	$1,987.1	$489.0

Healthcare	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$221.6	$232.5	$236.2	$235.1	$925.4	$227.9
Adjustment	$5.7	$4.5	$3.9	$3.2	$17.3	$3.1
Non-GAAP Revenue	$227.3	$237.0	$240.1	$238.3	$942.7	$231.0

Mobile & Consumer	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$109.7	$104.5	$104.9	$112.3	$431.3	$105.5
Adjustment	$2.8	$2.8	$2.1	$2.0	$9.7	$1.8
Non-GAAP Revenue	$112.5	$107.3	$107.0	$114.4	$441.0	$107.3

Enterprise	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$89.4	$87.8	$85.7	$96.9	$359.8	$89.8
Adjustment	$2.6	$1.9	$1.6	$1.2	$7.3	$0.9
Non-GAAP Revenue	$92.0	$89.7	$87.3	$98.1	$367.1	$90.6

Imaging	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$49.3	$50.9	$48.8	$58.0	$207.0	$50.8
Adjustment	$9.0	$5.1	$3.7	$11.5	$29.3	$9.2
Non-GAAP Revenue	$58.3	$56.0	$52.4	$69.5	$236.3	$60.1

Schedules may not add due to rounding.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 first fiscal quarter earnings	February 5, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Perpetual Product and Licensing Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$123.3	$121.1	$116.7	$135.5	$496.6	$116.9
Adjustment	$7.8	$4.3	$2.9	$6.7	$21.7	$2.2
Non-GAAP Revenue	$131.1	$125.4	$119.6	$142.2	$518.3	$119.1

Recurring Product and Licensing Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$55.2	$53.7	$51.5	$54.0	$214.4	$52.7
Adjustment	$3.7	$3.0	$2.7	$6.2	$15.6	$8.4
Non-GAAP Revenue	$58.9	$56.7	$54.2	$60.2	$230.0	$61.1

Professional Services Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$50.8	$55.4	$56.3	$58.3	$220.7	$54.8
Adjustment	$3.4	$2.3	$1.5	$0.3	$7.5	$0.4
Non-GAAP Revenue	$54.2	$57.7	$57.8	$58.6	$228.2	$55.2

Hosting Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$167.3	$172.2	$175.4	$175.3	$690.2	$171.4
Adjustment	$4.3	$3.9	$3.4	$4.0	$15.6	$3.4
Non-GAAP Revenue	$171.6	$176.1	$178.8	$179.3	$705.8	$174.8

Maintenance and Support Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$73.4	$73.3	$75.6	$79.2	$301.6	$78.2
Adjustment	$0.9	$0.8	$0.8	$0.7	$3.2	$0.6
Non-GAAP Revenue	$74.3	$74.1	$76.4	$80.0	$304.8	$78.8

Total Recurring Revenue	Q1	Q2	Q3	Q4	FY	Q1
	2014	2014	2014	2014	2014	2015
GAAP Revenue	$300.5	$305.7	$307.3	$314.8	$1,228.4	$308.9
Adjustment	$9.2	$8.0	$7.0	$10.9	$34.9	$12.7
Non-GAAP Revenue	$309.6	$313.7	$314.3	$325.7	$1,263.3	$321.7

Schedules may not add due to rounding.

© 2015 Nuance Communications, Inc. All rights reserved.